Exhibit 10.25
PRODUCTS LICENSE AND DISTRIBUTION AGREEMENT
This Product License and Distribution Agreement (“Agreement”) is made and entered into as of the November 16, 2001, (the “Effective Date”), by and between Dell Products L.P., a Texas limited partnership, by and on behalf of itself and Dell Computer Corporation, a Delaware corporation, and the other affiliates of Dell Computer Corporation (collectively referred to as “Dell”), with its principal place of business at One Dell Way, Round Rock, Texas 78682, and Network Specialists, Inc., a New Jersey corporation, with its principal place of business at 2 Hudson Place, Hoboken, New Jersey 07030 (“Distributor”).
1.	LICENSE AND DISTRIBUTION TERMS AND DEFINITIONS
1.1	Definitions. The following terms shall have the following meanings within this Agreement:
(a) “Customer” shall mean an end-user of the Licensed Products who purchases a license to the Licensed Products from Dell for their own use.
(b) “Distributor’s Trademarks” shall mean those trademarks, trade names, service marks, slogans, designs, distinctive advertising, labels, logos, and other trade-identifying symbols as are or have been developed and used with the Licensed Products by Distributor or any of its subsidiaries or affiliate companies anywhere in the world.
(c) “Documentation” shall mean the documentation which is typically included by Distributor in the “retail” versions of its standard packaging of the Licensed Products.
(d) “Licensed Products” shall mean the software listed in Exhibit A and Documentation.
1.2	Grant of License. In consideration for Dell paying to Distributor the royalty fee per license set forth in Exhibit A, Distributor hereby grants to Dell a world-wide, non-exclusive right and license to sub-license and distribute the Licensed Products to its Customers. Dell may not modify or attempt to modify the Licensed Products, nor create derivative works, nor may Dell sell, rent, sub-license, lease, timeshare or transfer the Licensed Products to any third party, except as may be expressly authorized under this Agreement. Distributor represents and warrants that it has all right, title and interest necessary for it to enter into this Agreement and to provide the Licensed Products to Dell under the terms and conditions set forth in herein.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

1.3	Grant of Intellectual Property License. Distributor hereby grants Dell a non-exclusive, non-transferable, royalty-free, worldwide right and license to utilize the Distributor’s Trademarks in connection with advertising, promotion, and license of the Licensed Products, subject to any trademark usage guidelines provided by Distributor to Dell from time to time. Dell will use commercially reasonable efforts to avoid any action that materially diminishes the value of Distributor’s Trademarks and agrees that the Distributor’s Trademarks used and owned by Distributor shall remain the exclusive property of Distributor or its designees and that it shall not acquire any rights in or to any Distributor’s Trademarks by virtue of its use thereof pursuant to this Agreement.

1.4	No Exclusivity. Dell shall have no obligation to purchase the Products pursuant hereto. Furthermore, Dell may purchase products that are the same as or similar to the Licensed Products from sources other than Distributor. Nothing under the foregoing, however, shall be construed to be a license under Distributor’s patents, copyrights, trademarks, trade secrets and other intellectual property rights except as specifically granted in other provisions of this Agreement. This Agreement does not constitute an order.

1.5	End User License Agreements. Dell may distribute and/or sublicense the Licensed Products by providing each Customer with an end user license agreement in a form substantially similar to that provided by Distributor and attached as Exhibit B1 and Exhibit B2.

1.6	Ownership and Confidentiality. All patents, copyrights, trademarks, trade secrets and other ownership rights in the Licensed Products are and shall remain the property of Distributor. The source code of the Licensed Products, which is not provided to Dell or its Customers, and all information regarding the design, structure or internal operation of the Licensed Products are valuable trade secrets of Distributor (“Confidential Product Information”). Dell shall not sell, transfer, publish, disclose, display or otherwise permit access to any Confidential Product Information by any third party, except as may be expressly authorized under this Agreement. The Licensed Products may not be reverse-engineered, decompiled or disassembled.

1.7	Support and Maintenance. NSI shall provide at no additional charge, product support to each Customer for the first year a Licensed Product is licensed to such Customer. Thereafter, product support of the Licensed Product shall be provided to each Customer who has elected to purchase an Annual Support and Maintenance Renewal License for each Licensed Product. The royalty fee for such Annual Support and Maintenance Contract for each Customer shall be paid to Distributor as set forth in the Exhibit A.

1.8	Limited Warranty. Distributor warrants that the Licensed Software will materially comply to Distributor’s then-current published specifications for the licensed version of the Licensed Products To the extent that Distributor becomes aware of any significant defect or functional issue, Distributor shall use best

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

efforts to remedy any such defects or functional issues in as prompt a manner as is commercially possible. OTHER THAN THE FOREGOING, DISTRIBUTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED AND ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. DISTRIBUTOR DOES NOT WARRANT THAT THE LICENSED PRODUCTS WILL MEET DELL OR ITS CUSTOMER’S REQUIREMENTS OR THAT THE OPERATION OF THE LICENSED PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE. Dell and its Customers are solely responsible for the selection of the Licensed Software to achieve its intended results and for the results actually obtained.

1.9	Ordering. Dell will place orders via fax or Email or other electronic means with Distributor so as to facilitate “expedites” or other special orders on an ad hoc basis. As long as an order is placed by Dell by 6:00 p.m. prevailing Central time, Distributor shall confirm its acceptance or rejection of a manual order via fax or e-mail within 8 business hours of Distributor’s receipt of the order. Upon acceptance of the order, Distributor must include in its fax or Email confirmation, at a minimum, the invoice and airbill numbers and carrier information for the order.

1.10	Orders. An “Order” will consist of the following information:
➢	DellWare PO Number (Customer’s Dell Order Number)

➢	Customer PO Number

➢	Shipping Method

➢	Sku

➢	Manufacturer Part Number

➢	Quantity Ordered

➢	Cost to DellWare

➢	Customer Ship-To Address (Customer P# must be included in the ship-to label).

➢	If serial numbers are required, an asterisk (*) will be placed in front of the manufacturer part number.
1.11	Product Shipment. All Orders placed by Dell, during business hours, in accordance with this Agreement and accepted by Distributor by 6.00 p.m. prevailing Central time on a business day shall be completely filled and shipped by Distributor (or made available to Dell’s designated carrier as the case may be) on that same business day, unless otherwise agreed to by both parties. If an Order is accepted by Distributor after 6:00 p.m. prevailing Central time on a business day, then Distributor shall fill and ship the Order no later than the next business day.
1.12	Packing Slip Requirements. The following information should appear on the packing slip accompanying all Orders:

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

➢	DellWare PO Number (Customer’s Dell order number)

➢	Customer PO Number

➢	Shipping Method

➢	Dell’s Return Policy: “You may return your order for any reason within 30 days of receipt. Please call Dell customer service at 1-800-847-4098 for a return authorization number.” (or such other text regarding its then-current return policy as Dell may provide to Distributor from time to time)

➢	Dell Return address: Dell, 8801 Research Blvd., Austin TX 78758, 1-800-847-4098
1.13	Shipping Label Requirements. The following information should appear on the shipping label for all orders:
➢	DellWare PO Number (Customer’s Dell order number)

➢	Customer PO Number- located with customer address

➢	Return address: Dell Computer, address of originating warehouse
1.14	Service and Support. Distributor shall make available to Dell (through at least one toll-free 800 or 888 telephone number and e-mail), *, an adequate number of trained and qualified representatives to answer inquiries and perform tracking services with respect to all Orders placed by Dell, including lost shipments, short shipments, billing errors, stock balancing, expedites, defective Products replacement Products, damaged shipments and mis-shipments. Such service and support shall be made available to Dell between the hours of * prevailing Central time.

1.15	Freight. Distributor shall set up an account with each of its carriers that allows Dell to directly access in real time (or as close to real time as possible) each carrier’s “214 EDI” transmissions relating to shipping status information for all Orders. Distributor or its designated carriers shall ship all Orders within the United States on a next business day delivery basis.

1.16	Shipment Discrepancies. Short shipment or lost shipment Product credits will be credited the next business day after Dell has reported the problem to the Distributor. Full credit for Products will be given for short shipments or lost shipments.

1.17	Backorders and End of Life Products. Distributor shall immediately notify Dell when stock is available for a Product that is being held on backorder, but shall not release the Order for shipment until it has received written or electronic approval from Dell to do so. Distributor shall provide Dell with at least * advance written notice of any Product that will be discontinued or has an end of life status.

1.18	Returns Policy. Dell may return any Products purchased from Distributor within * of the invoice date; provided, however, that Dell may return any defective Product purchased from Distributor within * of the invoice date. Dell must obtain a Return Material Authorization number (“RMA”) for each Product that is

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

returned to the Distributor. RMA’s will be faxed to Dell within * of such request. Distributor shall credit the amounts for returned Products to Dell’s account on the same day that Distributor receives the returned Products in its warehouse and shall promptly send written confirmation of such credits to Dell’s Accounts Receivable Department. Distributor shall not charge Dell any restocking fees for any Products that are returned to Distributor in accordance with this Section.
2.	PRICING
2.1	Pricing. License Fees shall be as set forth in Exhibit A, or such other means as determined and agreed by the parties in writing subsequent to the execution of this Agreement.

2.2	Most Favored Customer. Distributor represents and warrants that the prices for the Products shall not be less favorable than prices applicable to sales by Distributor to any other customer purchasing like quantities of substantially comparable products. If at any time during the term of this Agreement Distributor accords to any other such customer more favorable prices, Distributor shall immediately offer to sell the Products to Dell at equivalent prices accorded to such other customer.

2.3	Volume Rebate Schedule. Distributor shall pay to Dell, in accordance with Exhibit D, certain amounts based on the total volume of Products purchased by Dell (“Volume Rebate”) on a * basis * or any pro rated amount thereof if this Agreement has not been in effect for a full *. All Volume Rebates shall be paid to Dell in the form of a check payable to Dell Products, L.P. within * after the end of each calendar year and shall be accompanied by a report detailing the volumes of Products purchased by Dell during the relevant period and the calculation of the Volume Rebate. Distributor shall pay to Dell any Volume Rebates based on the schedule (see Exhibit D).

2.4	Terms. Payment terms will be net * from Dell’s receipt of an invoice from Distributor.
3.	QUARTERLY BUSINESS REVIEWS AND ASSESSMENT
3.1	Quarterly Business Reviews. On a quarterly basis, Dell and Distributor will hold Quarterly Business Reviews to review: 1) Distributor’s performance against the service level standards and operations standards in place between the parties, as well as other items, including but not limited to the pricing and quality of the Products, the transmission, fulfillment, and delivery of Products; 2) to review success of lead generation and revenue creation; to define demand creation activities for the next quarter, and to review the next quarter’s forecast; and (3) the Product returns process. Distributor agrees to provide reports as reasonably

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

requested by Dell to support these discussions. Meetings will be held in Austin, Texas, unless otherwise mutually agreed to by the parties.

3.2	Escalation Process. In the event that a specific operational issue arises or systemic operational issues arise during the Term of this Agreement, the parties agree that the contact list set forth in attached Exhibit C will be the escalation path for Dell personnel and management to address and resolve such issues.
4.	TERM AND TERMINATION
4.1	Term. This Agreement will begin as of the Effective Date and will continue for a period of one (1) year, unless earlier terminated in accordance with Section 4.2 below. The Term will be renewed automatically for successive one (1) year periods unless either party notifies the other party in writing of its intent not to renew the Agreement at least sixty (60) days prior to the end of the then current term.

4.2	Termination. Either party may terminate this Agreement for any reason upon sixty (60) days prior written notice to the other party. Either party may terminate this Agreement for cause: (i) upon thirty (30) days prior written notice of a material breach, if the breach has not been cured within the thirty (30) day period (except as provided below); or (ii) immediately upon written notice to the other party, (a) if the other party attempts to make an assignment in violation of the terms of this Agreement, (b) if the other party declares insolvency or bankruptcy or a petition is filed in any court and is not dismissed in ninety (90) days to declare the other party bankrupt or for the other part’s reorganization under the United States bankruptcy act of any similar statute; or (c) if the other party consents to the appointment of a trustee in bankruptcy or a receiver of similar entity.
5.	ADDITIONAL TERMS
5.1	Dispute Process. Before either party initiates a lawsuit against the other relating to a dispute under this Agreement or the other party’s performance thereunder, the parties agree to work in good faith to resolve between them such disputes and claims. To this end, either party may request, after informal discussions have failed to resolve a dispute or claim, that each party designate an officer or other management employee with authority to bind the party to meet in good faith and attempt to resolve the dispute. During their discussions, each party will honor the other’s reasonable requests for information relating to the dispute or claim.

5.2	Assignment. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except that each party may assign the Agreement to a direct or indirect parent or subsidiary upon prior written notice to the other party.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

5.3	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas. The parties are independent contractors and neither party is an employee, agent, partner, or joint venture of the other.

5.4	Compliance.
5.4.1 Since Dell transacts business with the United States government, Distributor must comply with applicable laws and Federal Acquisition Regulations (“FARs”) in order to do business with Dell. Distributor, therefore, represents and warrants that it will comply with applicable FAR regulations. Upon request from Distributor, and without releasing Distributor from its independent obligations under this Section, Dell shall endeavor to assist Distributor in identifying which FARs may be applicable in connection with transactions hereunder. The parties agree to cooperate with one another to identify applicable FARs to enable Distributor to comply with its obligations under this Agreement.
5.4.2 The parties, at their respective expense, will comply with all applicable laws, orders and regulations of any governmental authority with jurisdiction over their activities in connection with this Agreement and will furnish to each other any information required to enable a party to comply with applicable laws related to the Products.
5.5	Indemnities.
5.5.1 Distributor agrees to defend, indemnify and hold harmless Dell Products L.P, Dell Computer Corporation and Dell Computer Corporation’s subsidiaries and affiliates and their respective directors, officers, employees, agents, customers and distributors from and against any and all claims, suits, actions, demands, legal proceedings, liabilities, damages, losses, judgments, authorized settlements, costs and expenses, including without limitation attorney’s fees, arising out of or in connection with any alleged or actual:
(i)	infringement by Distributor of a copyright, patent, trademark, trade secret or other intellectual property right of any third party where such infringement is not due in whole or in part to any modification of the Licensed Products or their incorporation with other software, hardware or apparatus in ways not contemplated by Distributor’s published specifications for the licensed version of the Licensed Products;

(ii)	claim that a Product provided under this Agreement has caused bodily injury (including death) or has damaged real or tangible personal property;

(iii)	breach of any of Distributor’s warranties contained in this Agreement;

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

(iv)	claim arising out of or relating to Distributor’s provision of repaired Products that contain used or refurbished parts that are not clearly and conspicuously labeled as such;

(v)	any violation by Distributor of any governmental laws, rules, ordinances or regulations; and/or

(vi)	claim by or on behalf of Distributor’s subcontractors, materialmen, providers, employees or agents.
Notwithstanding the foregoing, Distributor shall not be responsible to indemnify any party herein, including any third party, for consequential, indirect or punitive damages
5.5.2 Distributor will provide the above indemnity even if losses are due, or alleged to be due, in part to Dell’s concurrent negligence or other fault, breach of contract or warranty, violation of the Texas Deceptive Trade Practices Act, or strict liability without regard to fault; provided, however, that Distributor’s contractual obligation of indemnification shall not extend to the percentage of the third party claimant’s damages or injuries or the settlement amount attributable to Dell’s negligence or other fault, breach of contract or warranty, or breach of the Texas Deceptive Trade Practices Act, or to strict liability imposed upon Dell as a matter of law.
5.5.3 In the event of any such claims, Dell shall: (i) promptly notify Distributor, (ii) provide Distributor a first option to respond, defend and litigate said claims with counsel of Distributor’s selection (iii) cooperate with Distributor in the defense thereof, and (iv) not settle any such claims without Distributor’s consent, which Distributor agrees not to unreasonably withhold.
5.5.4 If Distributor becomes aware of an infringement claim that is being made or appears likely to be made about a Product, Distributor shall promptly notify Dell of such claim. Dell may, at its option, return or cancel any Orders for such Products for a full credit or refund of the purchase price.
5.6	Liability.
5.6.1 EXCEPT AS SET FORTH BELOW NEITHER PARTY SHALL BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS OR ANY OTHER INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES UNDER ANY PART OF THIS AGREEMENT EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

5.7	Miscellaneous.
5.7.1 Dell shall have full freedom and flexibility in its decisions concerning the distribution and marketing of the Licensed Product, including, without limitation, the decision of whether or not to distribute or discontinue distribution of the Licensed Products. Dell does not guarantee that its marketing of the Licensed Products will be successful.
5.7.2 Dell may distribute/sell the Licensed Products on a stand-alone basis or in conjunction with a system sale or lease.
5.7.3 Any confidential information that will be disclosed by either party related to this Agreement shall be disclosed pursuant to the terms and conditions of the Non-Disclosure Agreement between the parties. The terms and conditions of this Agreement shall be deemed to be confidential information.
5.7.4 Nothing in this Agreement shall require Dell to purchase from Distributor a minimum quantity or any or all of its requirements for products that are the same or similar to the Products. Furthermore, Distributor agrees to cooperate and work with Dell and any other distributors that Dell may engage in connection with the provision of Products.
5.7.5 This Agreement and its attached Exhibits/Schedules set forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Each party agrees that use of pre-printed forms, such as purchase orders or acknowledgments, is for convenience only and all terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect. Unless otherwise expressly set forth in an Addendum, Exhibit, Attachment or Schedule, as so designated, in the event of a conflict between this Agreement and any Addenda, Exhibit, Attachment or Schedule, the terms of this Agreement shall prevail.
IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

DISTRIBUTOR		DELL PRODUCTS L.P.

By:	/s/ Scott Meyers	By:	/s/ Bill Morris

Name:	Scott Meyers	Name:	Bill Morris

Title:	Chief Operating Officer	Title:	Director, Dell Software

Date:	11/14/01	Date:	12/10/01

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

EXHIBIT A
Licensed Software:
ú	Double-Take®: Real time transaction based backup software.

ú	GeoCluster: adds data redundancy to MSCS Clusters (Microsoft Cluster Services) by creating replicated disks to all available cluster nodes.
Royalty:
ú	The discount for this Agreement is:
•	* off of the then-current list price for all Licensed Programs listed.

•	* off the then-current list price for all Annual Maintenance Renewals sold to Customers.

•	* off of the then-current list price for all Training scheduled for internal use.

•	* off of the then-current list price for all Customer training passed through to NSI.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

EXHIBIT B1
END USER LICENSE AGREEMENT
DOUBLE-TAKE LICENSE AGREEMENT
This purchased version may be used on only one server. NSI Software hereby grants you, the user, a limited, non-transferable license to use this copy of the software as specified by this license agreement. By opening, installing, and using this software you signify agreement to all terms of this license.
You agree that this software remains the property of NSI Software and that you only have a license to use this software. NSI Software reserves all other rights to the software.
PERMITTED USES-YOU MAY:
•	Use the software on a computer used as a server or its replacement.

•	Install the software onto a permanent storage device, such as a hard disk, for use by you on your computer.

•	Make and maintain backup copies of the software, provided they are used only for your own backup purposes and you keep possession of all backup copies. This license grants usage of Double-Take for only one server.
USES NOT PERMITTED-YOU MAY NOT:
•	Copy the software except as permitted herein.

•	Make copies of the manual.

•	Rent, lease, sub-license, time-share or sell the software or the manual.
Any breach of one or more of the provisions of this agreement shall constitute an immediate termination of your license under this Agreement.
You may not reverse engineer, decompile, disassemble, or otherwise attempt directly or indirectly to discover, use, disclose or transfer any source code or other confidential information contained in the software.
NSI SOFTWARE MAKES AND YOU RECEIVE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL NSI SOFTWARE OR ITS SUPPLIERS BE LIABLE FOR ANY

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES RELATED TO THE SOFTWARE OR ITS USE, EVEN IF NSI SOFTWARE IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
NSI and Double-Take are registered trademarks of Network Specialists Inc. All other products are trademarks of their respective companies.
(c) 1996-2001 NSI Software

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

EXHIBIT B2
END USER LICENSE AGREEMENT
GEOCLUSTER LICENSE AGREEMENT
This purchased version may be used on only one server. NSI Software hereby grants you, the user, a limited, non-transferable license to use this copy of the Software as specified by this license agreement. By opening, installing, and using this Software you signify agreement to all terms of this license. You agree that this Software remains the property of NSI Software and that you only have a license to use this Software. NSI Software reserves all other rights to the software.
PERMITTED USES-YOU MAY:
•	Use the Software on a computer used as a server or its replacement.

•	Install the Software onto a permanent storage device, such as a hard disk, for use by you on your server.

•	Make and maintain backup copies of the Software, provided they are used only for your own backup purposes and you keep possession of all backup copies. This license grants usage of GeoCluster for only one server.
USES NOT PERMITTED-YOU MAY NOT:
•	Copy the Software except as permitted herein.

•	Make copies of the manual.

•	Rent, lease, sub-license, time-share or sell the Software or the manual.
Export Restrictions. You acknowledge that this Software is subject to the export laws of the United States and agree to comply at all times with such laws. This Software or any components, data, code or technology thereof may not be exported except in full compliance with all United States and other applicable laws and regulations. You hereby represent and warrant that you: (A) are not a citizen or resident of Cuba, Iraq, Libya, Sudan, North Korea, Iran, or Syria, and if a legal entity, (B) are not an entity formed under the laws of Cuba, Iraq, Libya, Sudan, North Korea, Iran, or Syria, or (C) are not included on the U.S. Treasury Department’s list of Specially Designated nationals or the U.S. Commerce Department’s Table of Deny Orders.
Any breach of one or more of the provisions of this agreement shall constitute an immediate termination of your license under this Agreement. You may not reverse

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

engineer, decompile, disassemble, or otherwise attempt directly or indirectly to discover, use, disclose or transfer any source code or other confidential information contained in the Software.
NSI SOFTWARE MAKES AND YOU RECEIVE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL NSI SOFTWARE OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES RELATED TO THE SOFTWARE OR ITS USE. EVEN IF NSI SOFTWARE IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
NSI and Double-Take are registered trademarks of Network Specialists Inc. Double-Take GeoCluster and GeoCluster are trademarks of NSI Software. All other products are trademarks of their respective companies.
(c) 2000-2001 NSI Software

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

EXHIBIT C
ESCALATION CONTACT LIST

➢	Sales/Customer Service:

NSI Operations:

	Global Account Manager	Bruce Shubrook	512-418-1278
	Inside Sales:	Rob Dutkiewicz	317-572-1826
	Billing/Accounting:	Tushar Hefa	201-656-2121
	Shipping:	Yvonne Parkins	201-656-2121
	Tech Support:		1-800-775-8674

➢	Dell Operations:

Casey Burns, Product Marketing Manager (512) 723-3907 Casey_burns@dell.com

Linda Chance Dell S&P Operations (512) 728-8527 Linda_chance@dell.com

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

EXHIBIT D
VOLUME REBATE SCHEDULE
     *.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.